Exhibit 99.1

Open Letter to XWELL Shareholders from CEO Ezra Ernst

NEW YORK, December 5, 2024 -- XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), an authority in wellness solutions for people on the go, today announced that the Company’s Chief Executive Officer, Ezra Ernst has issued an open letter to shareholders. The letter provides a summary of the Company’s business objectives for 2025 which are aimed to liberate wellness, unify its brands, and accelerate growth.

------------------------

Dear Fellow Shareholders,

We are experiencing a remarkable transformation in the wellness industry -- a shift as significant as the fitness revolution of the 1970’s. As jogging and aerobics redefined people’s approach to health in the 1970’s, our focus today embraces holistic health, mindfulness, and mental well-being. Individuals are actively seeking ways to prioritize their overall health through self-care.

This cultural movement represents more than just a trend; it’s a transformative lifestyle shift, offering XWELL exciting opportunities in the rapidly growing wellness market, which is projected to reach a global total addressable market (TAM) of more than $9 trillion by 2033. Within this broad sector, the MedSpa industry is flourishing, with a projected compound annual growth rate exceeding 15% and a TAM expected to surpass $49 billion by 2030. Similarly, the spa industry is on pace to generate more than $150 billion in revenue by 2027.

Meanwhile, innovations in AI-driven health monitoring, wearable devices, autonomous wellness services, and self-care solutions are revolutionizing how individuals approach their health and wellness journeys. These advancements, paired with personalized and highly-tailored wellness programs, are making health management more accessible, measurable, and customized, empowering individuals to take greater control of their well-being.

Open Letter to XWELL Shareholders from CEO Ezra Ernst

Bringing A Unified Wellness Brand to the Market

XWELL is well positioned to take advantage of these wellness market opportunities. To ground us and guide our decisions, we have established a clear vision, mission and purpose.

•	Our Vision is to liberate wellness, making it a mainstream category synonymous with health, balance, and self-care.

•	Our Mission is to create environments that inspire confidence, self-improvement, and wellness for everyone, everywhere.

•	Our Purpose is to reshape the way people think about wellness by showing how accessible and effortless it can be.

Together, these guiding principles will help us drive growth. To achieve our vision, we have developed a focused, short-term plan designed to foster growth while realizing our mission and strategic objectives.

At the core of our strategy is the XWELL brand. Beginning in 2025, we will unite all of our wellness services under this single, cohesive brand. This transition underscores our commitment to consistency, a promise of excellence, and a dedication to elevating the customer journey across every touchpoint. Whether customers engage with us at our international airport locations or visit our brick and mortar retail locations, they will experience a seamless, recognizable, and exceptional standard of care that embodies XWELL’s values and expertise.

This clarity of identity and purpose will also position XWELL to attract a much broader audience, reaching new customer segments while strengthening our existing relationships. We believe this focused approach will foster deeper connections with our customers, ultimately driving greater loyalty and satisfaction.

Open Letter to XWELL Shareholders from CEO Ezra Ernst

Driving Aligned Growth In and Out of the Airport

As part of a unified brand experience that delivers health, beauty, and wellness to diverse markets, we are rebranding our airport spa locations worldwide to reflect the XWELL identity. In addition to driving revenue growth and boosting customer engagement, these high-traffic airport locations will serve as a powerful platform to generate awareness, spark interest, and build intent among consumers. Our approach will create a solid foundation for converting them into loyal customers at our out-of-airport locations. We will begin this strategy immediately and evolve this strategy over the next few years, maximizing the synergy between our airport and out-of-airport presence.

Our mission is to create environments that inspire confidence, promote self-improvement, and make wellness accessible for everyone, everywhere. To bring this vision to life, we are continuing to expand beyond airports into key markets. Our new brick and mortar retail wellness centers will offer an array of health, wellness, and beauty treatments, delivering the exceptional XWELL experience to even more people. By the end of 2025, we are committed to opening seven new XWELL out-of-airport locations across Florida—marking a bold and transformative milestone in our journey of growth and impact.

Additionally, our strategy is to align the opening of new XWELL out-of-airport locations with our existing in-airport markets. This approach creates synergy by leveraging consumer traffic through local airports, offering opportunities to introduce memberships, amplify brand awareness, and optimize marketing and operational efficiency.

We will continue to leverage autonomous service capabilities such as robotic manicures and massage chairs. These self-service options enable us to provide high-quality wellness experiences to a larger audience while optimizing operational efficiency.

At the same time, we’re expanding our offerings to provide services and products across three key categories: health, wellness, and beauty. As part of this initiative, we’re continuing to introduce innovative self-service options designed to enhance the customer experience. Examples include Hydromassage, Human Touch and Ceragem massage chairs and beds with guided meditations for wellness, compression therapy stations to support health and recovery, and Clockwork robotic manicures for beauty. These are just a few of the convenient, cutting-edge solutions we’re implementing to provide an accessible, personalized and seamless wellness journey for every customer.

Open Letter to XWELL Shareholders from CEO Ezra Ernst

To further strengthen our connection with customers, we are integrating loyalty programs such as Priority Pass and expanding our range of branded wellness products. These offerings will extend the XWELL experience beyond our physical locations, allowing customers to access our solutions, integrate wellness deeper into their daily lives and reinforce our brand’s presence in their routines.

Our Commitment to Shareholders

As we enter 2025, I’m happy to report that XWELL is strong and well positioned. I’m excited for the opportunities that lie ahead for XWELL and remain committed to executing our strategy with precision, confidence, and a clear focus on delivering shareholder value. We believe our plans to integrate our offerings under the XWELL brand, invest in technology, and prioritize customer experience, will position us for solid growth.

At the same time, we recognize that achieving these goals requires both the execution of our strategic vision and operational efficiency. It will also build on the continued efforts of the our XpresCheck and HyperPointe teams. These brand names will evolve under the XWELL umbrella in the near future. XpresCheck remains committed to ensuring airport safety in collaboration with the U.S. Centers for Disease Control and Prevention (CDC), while HyperPointe continues to support providers and patients through its partnerships with BioPharma clients. As we grow, we remain focused on optimizing operations, managing resources responsibly, and achieving a sustainable return to profitability.

Open Letter to XWELL Shareholders from CEO Ezra Ernst

Thank you for your continued trust and support as we embark on this transformative journey together.

Sincerely,

Ezra Ernst

Chief Executive Officer

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa is a leading retailer of wellness services and related products.

•	Naples Wax Center is a group of upscale skin care boutiques.

•	XpresCheck, in partnership with the CDC and Ginkgo Biosecurity, conducts biosurveillance monitoring in its airport locations to identify new SARS-CoV-2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events, including the Company’s current plans and expectations relating to the business and operations and future store openings, including but not limited to, future openings of Naples Wax Center and XpresSpa stores, are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media

Maria Kucinski

MWW

mkucinski@mww.com